As filed with the Securities and Exchange Commission on March 30, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPERO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-4590683
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

675 Massachusetts Avenue, 14th Floor Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

SPERO THERAPEUTICS, INC. 2019 INDUCEMENT EQUITY INCENTIVE PLAN, AS AMENDED

(Full title of the plan)

Ankit Mahadevia, M.D., Chief Executive Officer and President

Spero Therapeutics, Inc.

675 Massachusetts Avenue, 14th Floor

Cambridge, Massachusetts 02139

(Name and address of agent of service)

(857) 242-1600

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This registration statement registers an aggregate of 875,000 additional shares of common stock of Spero Therapeutics, Inc. (the “Registrant”) reserved under the Spero Therapeutics, Inc. 2019 Inducement Equity Incentive Plan, as amended (the “2019 Plan”), representing an increase of 875,000 shares reserved under the 2019 Plan effective December 22, 2022. This registration statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 (File No. 333-230283) relating to an employee benefit plan is effective. The information contained in the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on March 14, 2019 (File No. 333-230283) is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
4.1	Form of Common Stock Certificate of Registrant.		Form S-1 (Exhibit 4.1)	10/06/2017	333-220858

4.2	Amended and Restated Certificate of Incorporation of the Registrant.		Form 8-K (Exhibit 3.1)	11/06/2017	001-38266

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant.		Form 8-K (Exhibit 3.1)	08/18/2021	001-38266

4.4	Amended and Restated Bylaws of the Registrant.		Form 8-K (Exhibit 3.2)	11/06/2017	001-38266

4.5	2019 Inducement Equity Incentive Plan, as amended.		Form 10-K (Exhibit 10.4)	03/30/2023	001-38266

4.6	Form of Stock Option Agreement under the 2019 Inducement Equity Incentive Plan, as amended.		Form 10-K (Exhibit 10.5)	03/30/2023	001-38266

4.7	Form of Restricted Stock Unit Agreement under the 2019 Inducement Equity Incentive Plan, as amended.		Form 10-K (Exhibit 10.6)	03/30/2023	001-38266

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	X

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed Exhibit 5.1).	X

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.	X

24.1	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).	X

107	Filing Fee Table.	X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on March 30, 2023.

SPERO THERAPEUTICS, INC.

By:	/s/ Ankit Mahadevia, M.D.
Ankit Mahadevia, M.D.
Chief Executive Officer and President

Each person whose signature appears below constitutes and appoints Ankit Mahadevia, M.D. and Satyavrat Shukla, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Spero Therapeutics, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ankit Mahadevia, M.D.	Chief Executive Officer and President and Director	March 30, 2023
Ankit Mahadevia, M.D.	(Principal Executive Officer)

/s/ Satyavrat Shukla	Chief Financial Officer and Treasurer	March 30, 2023
Satyavrat Shukla	(Principal Financial Officer and Principal Accounting Officer)

/s/ Milind Deshpande, Ph.D.	Director	March 30, 2023
Milind Deshpande, Ph.D.

/s/ Scott Jackson	Director	March 30, 2023
Scott Jackson

/s/ John C. Pottage, M.D.	Director	March 30, 2023
John C. Pottage, M.D.

/s/ Cynthia Smith	Director	March 30, 2023
Cynthia Smith

/s/ Frank E. Thomas	Director	March 30, 2023
Frank E. Thomas

/s/ Kathleen Tregoning	Director	March 30, 2023
Kathleen Tregoning

/s/ Patrick Vink, M.D.	Director	March 30, 2023
Patrick Vink, M.D.